UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

Mesa Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-149338	98-0506246
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 525
Dallas, TX 75254

(Address of principal executive offices, including zip code)

(972) 490-9595

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-reliance on Previously Issued Financial Statements.

(a) The Board of Directors of Mesa Energy Holdings, Inc. (the “Company”) has concluded that certain previously issued financial statements should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20.

The financial statements that should no longer be relied upon are those reported in Form 10-Q for June 30, 2011.

The facts underlying the conclusion are that on May 11, 2011, terms underlying certain convertible notes were modified to extend the date of maturity and to reduce the conversion price to common stock. The company originally recognized a beneficial conversion feature as a debt discount which was offset as a credit to additional paid in capital, and the deferred financing costs associated with the issuance of the convertible debt was amortized for the quarter. Balances resulting from this accounting treatment were reported in the June 30, 2010 Form 10-Q.

The accounting treatment was in error in that the modification to extend the terms should have been treated as an extinguishment and re-issuance of debt, and a derivative associated with the reduction of the conversion price should have been calculated and reported as a derivative liability with recognition of a corresponding loss on the derivative instrument. No beneficial conversion feature should have been recognized or reported, and paid in capital should not have been credited. The remaining deferred financing costs associated with the issuance of the convertible notes should have been eliminated as a component of the loss on extinguishment of debt.

As a result of the incorrect accounting treatment, at June 30, 2011:

•	current assets were overstated by $17,620 representing unamortized deferred financing costs;
•	noncurrent liabilities were understated by $847,727, the principal balance of the convertible notes less unamortized debt discount;
•	noncurrent liabilities were understated by an additional $136,404 representing the derivative liability associated with the convertible notes which was not reported on June 30, 2011;
•	total stockholders’ deficit was misstated by $1,001,751 comprising:

o	$850,000 – overstatement of additional paid-in capital associated with the discount on convertible notes payable;
o	$151,751 – overstatement of net income reflected in retained earnings comprising:
o	$2,273 – overstatement of interest expense;
o	$17,620 – understatement of loss on extinguishment of debt; and
o	$136,404 – understatement of loss on change in derivative value associated with the reset of the conversion price of the convertible notes.

Authorized officers of the Company discussed the matters disclosed in this filing with the Company’s independent accountant and reported these findings to the Board of Directors on February 28, 2012. The board concluded on that date that the 6/30/11 financials should no longer be relied upon and directed that this 8-K be filed within the allowed timeframe. The Company expects to file the amended 10-Q on March 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Energy Holdings, Inc.

By:	/s/Randy M. Griffin
Randy M. Griffin
Chief Executive Officer
(Authorized signatory and Principal Executive Officer)

Date: March 5, 2012